                                                                    Exhibit 99.1
                                                                    ------------

                                   PROLIANCE
                                 [logo omitted]

                                    FOR:PROLIANCE INTERNATIONAL, INC.

                                    Contact:
                                    Richard A. Wisot
                                    Chief Financial Officer
                                    (203) 859-3552
FOR IMMEDIATE RELEASE
                                    Financial Dynamics
                                    Investors:  Christine Mohrmann,
                                    Eric Boyriven, Alexandra Tramont
                                    (212) 850-5600

              PROLIANCE INTERNATIONAL, INC. REPORTS FOURTH QUARTER
                            AND YEAR-END 2005 RESULTS
                  - COMPANY REPORTS LOSS IN 2005, AS EXPECTED -
       - SYNERGY AND ACTION PLANS ALLOW RETURN TO PROFITABILITY IN 2006 -

NEW HAVEN, CONNECTICUT, March 30, 2006 - Proliance International, Inc. (AMEX:
PLI) today announced results for the fourth quarter and year ended December 31,
2005.

Net sales in the fourth quarter of 2005 were $87.6 million, compared to $50.6 million in the fourth quarter of 2004, up 73.2% from last year, largely driven by the Company's recent merger, as well as organic growth in some product lines.
The fourth quarter included $34.3 million of net sales by businesses acquired in the merger and $53.3 million of net sales by historical Proliance business units. The Company reported a net loss for the fourth quarter of 2005 of $13.7 million, or $0.90 per basic and diluted share, including a loss from continuing operations of $13.5 million, or $0.89 per basic and diluted share and a reduction on the previously recorded extraordinary gain on negative goodwill of
$0.1 million, or $0.01 per basic and diluted share. In the fourth quarter of
2004, the Company reported net income of $2.4 million, or $0.33 per basic and diluted share, which included a loss from continuing operations of $0.2 million, or $0.03 per basic and diluted share and income from discontinued operation of
$2.6 million, or $0.36 per basic and diluted share. The Company's reported loss from continuing operations in the fourth quarter of 2005, was heavily impacted by merger-related factors, described in more detail below.

For the year ended December 31, 2005, net sales were $296.8 million, an increase of 35.9% from net sales of $218.4 million for the year ended December 31, 2004.
The Company reported a net loss for the year ended December 31, 2005 of $9.9 million, or $0.93 per basic and diluted share, which included loss from continuing operations of $27.7 million, or $2.59 per basic and diluted share, income from discontinued operation of $0.8 million, or $0.08 per basic and diluted share after-tax gain on the sale of the Heavy Duty OEM business of $3.9 million, or $0.36 per basic and diluted share, and extraordinary income on the recording of negative goodwill of $13.1 million, or $1.22 per basic and

                                        1

diluted share. For the year ended December 31, 2004, including a loss from continuing operations of $0.3 million, or $0.06 per basic and diluted share, and income from discontinued operation of $5.5 million, or $0.78 per basic and diluted share, the Company reported net income of $5.2 million, or $0.72 per basic and diluted share.

Charles E. Johnson, President and CEO of Proliance stated, "2005 was a transitional year for Proliance in which we undertook a number of strategic steps to posture the business for the future. We successfully completed the merger of Modine Aftermarket Holdings into Transpro, thus creating Proliance
International, Inc., and accelerated our activities related to the integration of the business into Proliance to the greatest extent possible. In this context, our fourth quarter continued to be impacted by a number of deal-related factors, including acquisition accounting, business restructuring and integration activities. Additionally, along with the usual seasonal softness we see in the fourth quarter, we continued to experience competitive pricing pressure on our heat exchange products, as well as further increases in key raw material costs, especially for aluminum and copper. From a market perspective, high fuel costs contributed to nearly flat miles driven for the full-year 2005 and a reduction in miles driven by 0.4% in the second half, thus contributing to underlying market softness. All this resulted in unacceptable financial results, which were, nonetheless, expected under the circumstances, given the acquisition-related issues that impacted the quarter, the fact that our synergy programs had not yet begun to take hold in a meaningful way and the market conditions we have been describing in recent periods."

Mr. Johnson continued, "Recognizing that market conditions have continued to be unfavorable, we redoubled our efforts to identify additional synergy and cost savings activities, even beyond those we have described in previous communications, to help us offset the negative impact of these factors on future periods. In this regard, we are pleased with our continued progress in integrating our recent merger and positioning the business for the future. Since the merger, we completed many of the major actions originally anticipated in the integration program, achieving our goal of accelerating most of those actions, which were expected to require 12 - 18 months into a 6 - 9 month time frame.
This also had the effect of drawing about $3 million of the previously announced
$30 million of annualized synergy benefits into 2005. As a result of our continued cost reduction efforts, we are now expecting nearly $37 million in incremental annual benefits from these programs for the full year 2006 and an additional $5 - 8 million in 2007, with additional improvement possible."

Mr. Johnson continued, "Our sales increase in the fourth quarter came in large part from contributions of the merger, but also from organic growth in our domestic air conditioning products, as well as continued strength in sales of our domestic heavy duty aftermarket products, where our new products continued
to gain traction and our customer base expanded. Our domestic heat exchange business was relatively flat as a result of the mild winter we are experiencing and significant pricing pressure during the period."

On July 22, 2005, as previously announced, the Company successfully completed its merger with the aftermarket business of Modine Manufacturing Company and changed its name from Transpro, Inc. to Proliance International, Inc. The financial results discussed herein reflect the performance of Transpro up until the completion of the merger and include the combined results thereafter. The
Company had 15.3 million shares outstanding at the end of the fourth quarter of
2005, compared to 7.1 million in the prior year period, primarily as a result of the Company's issuance of 8.1 million shares of its common stock in connection with the merger.

                                        2

Subsequent to the merger with the Modine Aftermarket business, the Company has been reorganized into two segments, based upon the geographic area served -
Domestic and International. The Domestic segment supplies heat exchange and air conditioning products to the automotive and light truck aftermarket and heat exchange products to the heavy duty aftermarket in the United States and Canada.
The International segment includes heat exchange and air conditioning products for the automotive and light truck aftermarket and heat exchange products for the heavy duty aftermarket in Mexico, Europe and Central America. The Company's
European operations are being reported on a one-month lag; and therefore, the
Company's results for the fourth quarter of 2005 include these operations from
September 1, 2005 through November 30, 2005.

In addition, as previously announced, the Company completed the sale of its
Heavy Duty OEM business to Modine Manufacturing Company on March 1, 2005. As a
result, the statements of operations and related financial statement disclosures for all periods prior to the sale have been restated to present the Heavy Duty
OEM business as a discontinued operation. The discussions and analyses herein are of continuing operations, unless otherwise noted.

In recording the merger opening balance sheet, the value of the common stock issued combined with the transaction costs were less than the net fair value of the assets acquired and liabilities assumed, which included $4.8 million of accrued expenses for restructuring activities associated with Modine facilities.
This difference of $33.3 million in value was recorded as follows: (1) the acquired fixed assets of the Modine Aftermarket business, with a net book value of $20.2 million, were written down to zero and (2) the remaining amount of
$13.1 million represents negative goodwill. The amount of negative goodwill at
2005 year end reflects a reduction of $0.1 million from the amount recorded at the time of the acquisition in the third quarter of 2005 due to adjustments of estimates made in the opening balance sheet. As the Company noted in its 2005 third quarter earnings release, the calculation of negative goodwill is subject to change because it is based on estimates of the fair value of the assets acquired and liabilities assumed. In general, restructuring activities related to the former Transpro assets are charged to operations of the business, while restructuring activities related to the acquired Modine aftermarket assets are accrued on the opening balance sheet. Additionally, in conjunction with the merger, the Company established a tax valuation reserve of $9.4 million on the
U.S. deferred tax assets included on the acquisition balance sheet. With respect to the tax valuation reserve, the Company will receive a benefit in future periods to the extent it generates U.S. pre-tax income.

Consolidated gross margin for the fourth quarter of 2005 was $14.0 million, or
15.9% of sales, versus a consolidated gross margin of $11.1 million, or 21.9% of sales, in the same period in 2004. Included in the Company's gross margin in the fourth quarter of 2005 is the impact of pricing pressure on the Company's domestic heat exchange product line and costs associated with the impact of production cutbacks that the Company initiated to reduce inventories. Rising raw material costs and the write-off of the purchase accounting adjustment to reflect acquisition inventory at fair market value also had a negative effect on gross margins.

Selling, general and administrative expenses totaled $23.8 million, or 27.2% of net sales, in the 2005 fourth quarter, compared to $10.4 million, or 20.5% of net sales, in the same period in 2004. The increase in expenses primarily reflects the addition of the Modine aftermarket branch outlets, which represent a higher percentage of the acquired sales than was the Company's pre-merger history, and support costs as a result of the merger. Higher freight costs caused by the rising price of fuel,

                                        3

integration costs from the merger and costs attributable to the Sarbanes-Oxley compliance activities initiated during the year also contributed to the year-over-year increase. Expense levels were lowered by a $0.3 million gain recorded during the quarter due to the sale of surplus machinery and equipment acquired in the merger.

The Company reported an operating loss from continuing operations, before interest expense and income taxes, for the fourth quarter of 2005 of $10.8 million, versus operating income from continuing operations of $0.7 million in the fourth quarter of 2004. Included in the Company's results for the fourth quarter of 2005 were $0.9 million in restructuring charges, which were part of the $10 - 14 million restructuring program announced by the Company at the time of the merger. These included costs resulting from the closure of branch and plant locations and their consolidation into existing acquired facilities, the closure of the Company's New Haven tube mill and the relocation of copper brass radiator production from the Company's Nuevo Laredo facility to its Mexico City facility. These actions, once fully implemented, are expected to generate annual operating cost savings substantially in excess of associated restructuring charges. There were no restructuring charges in the fourth quarter of 2004.

The Company's loss from continuing operations for the fourth quarter of 2005 of
$13.5 million, after income taxes, included restructuring charges of $0.9 million, as noted above, and a number of other merger and business integration-related charges. These charges include, but are not limited to, integration expenses of $0.4 million, unabsorbed overhead variances as a result of production cutbacks to reduce inventories of $0.8 million, $1.4 million from the write-off of a portion of the inventory fair market value purchase accounting adjustment and a $0.3 million gain from the sale of fixed assets acquired in the merger. A measure of loss from continuing operations taking into account the listed items, each of which the Company considers to be non-recurring, would constitute a "non-GAAP financial measure" as defined by the rules of the Securities and Exchange Commission. The Company has provided the foregoing data as it believes that it provides the marketplace with additional information useful in evaluating the financial performance of the Company during the fourth quarter and fiscal year 2005. Most of the listed adjustments are the result of the merger with Modine Aftermarket Holdings Inc. that closed during the third quarter. No separate tabular presentation of this information is provided herein, since a summary of merger and integration-related data can be determined based on the information provided in this paragraph.

Inventory levels at December 31, 2005 were $121.1 million, compared to $126.2 million at September 30, 2005 and $71.2 million at December 31, 2004. These levels reflect inventory increases associated with the merger, as well as safety stock built up prior to the merger to support preparation for plant consolidation activities and lower sales levels than anticipated in the first half of 2005. When compared to the inventory level prior to the merger at June
30, 2005 of $84.8 million plus the inventory of $59.4 million acquired in the merger, or a total of $144.2 million of inventory, the production adjustments initiated in the second half of 2005 resulted in a $23.1 million reduction in inventory in the second half.

In the fourth quarter of 2005, the Company generated $10.2 million in cash flow provided by operating activities compared to $1.5 million of cash flow provided by operating activities in the comparable prior year period. The fourth quarter of 2005 benefited from inventory reductions, as well as increases in accounts receivable collections from the pay down of third quarter balances. Cash flow provided by operating activities for the year ended December 31, 2005 was $2.7 million, compared to a year ago when operations generated $13.5 million of cash flow.

                                        4

Mr. Johnson continued, "We expect that we will begin to see the benefits of our efforts reflected in our performance as we move through 2006. Through 2005, we have completed $10.5 million of restructuring and integration activities and anticipate costs, in total, to be at the high end of our predicted range at around $14 million. Looking to the first quarter and beyond, we will continue to take additional cost reduction and integration actions to fully realize the synergy opportunities available to us. At the same time, we expect continued
pricing pressure in our domestic heat exchange product line, continued high and rising raw material costs, as well as higher fuel and other inflationary costs will have an ongoing adverse impact on our operating environment in 2006 and will offset significant portions of our cost savings. As a result, we are initiating pricing actions wherever possible in order to mitigate some of this impact."

Mr. Johnson continued, "We are certainly a better company today for having accomplished the merger transaction and are better postured to face the challenges existent in the market. As we began this process back in July, we defined five areas of focus in the coming months:

     1.   Continue to serve customers well through the merger transaction and beyond... While we have experienced expected transitional issues, we have essentially accomplished this objective, and we continue to improve our service levels to our customers. This will remain one of our key areas of focus.
     2.   Achieve our synergy projections... We expect to exceed our original projections, however, under market conditions which are considerably more challenging than we projected.
     3.   Sell down our excess inventory such that our year-end 2005 debt is below our beginning of the year 2005 level... We achieved this objective, and we will continue to reduce our inventories in 2006, although at a slower rate than in the second half of 2005. This is expected to impact margins through the first half of 2006.
     4.   Continue to look for ways to improve the strategic positioning of our business... This will be an ongoing activity, and we anticipate that activity will be present in both internal and external arenas.
     5.   Add new products in existing product areas and new areas... We will be aggressively addressing this as we move through 2006."

Mr. Johnson concluded, "In early 2006, we have experienced some continued
underlying market softness, which will add to our normal seasonal softness in the first quarter. In addition, the first quarter will be impacted by sales of pre-synergy, higher cost inventories produced in the second half of 2005, as well as by the other cost and pricing factors described previously. The second quarter is expected to improve, supported by preseason orders from major customers, some of which would normally have been received and shipped in the first quarter. However, we expect to continue aggressively reducing inventory in the second quarter and will not start running our plants at full output until this time, so we expect margins to reflect this factor. We look forward to top line growth for the full year, as well as improved year-over-year margins beginning in the third quarter, as a greater percentage of our lower cost inventory works its way into the market, and the impact of our price actions are realized. As a result, we look forward to a return to profitability for the full year 2006."

PROLIANCE INTERNATIONAL, INC. is a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

                                        5

Proliance International, Inc.'s Strategic Corporate Values Are:

     o    Being An Exemplary Corporate Citizen
     o    Employing Exceptional People
     o    Dedication To World-Class Quality Standards
     o    Market Leadership Through Superior Customer Service
     o    Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan,"
"possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

In addition, the following factors relating to the merger with the Modine
Manufacturing Company aftermarket business, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1)
the risk that the businesses will not be integrated successfully; (2) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (4) the transaction may involve unexpected costs; (5)
increased competition and its effect on pricing, spending, third-party relationships and revenues; (6) the risk of new and changing regulation in the
U.S. and internationally; (7) the possibility that Proliance's historical businesses may suffer as a result of the transaction and (8) other uncertainties and risks beyond the control of Proliance. Additional factors that could cause
Proliance's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K of
Proliance (formerly known as Transpro, Inc.), in the Quarterly Reports on Forms
10-Q of Proliance, and Proliance's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                                - TABLES FOLLOW -

                          PROLIANCE INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                   THREE MONTHS                 TWELVE MONTHS
                                                                                ENDED DECEMBER 31,            ENDED DECEMBER 31,
                                                                            ----------------------------  --------------------------
                                                                                2005          2004           2005          2004
                                                                            ------------- --------------  ------------ -------------

Net sales                                                                       $ 87,615       $ 50,593      $296,838     $ 218,433
Cost of sales                                                                     73,659         39,498       247,430       174,575
                                                                            ------------- --------------  ------------ -------------
Gross margin                                                                      13,956         11,095        49,408        43,858
Selling, general and administrative expenses                                      23,817         10,363        66,313        39,987
Restructuring charges                                                                980             --         3,854            --
                                                                            ------------- --------------  ------------ -------------
Operating (loss) income from continuing operations                               (10,841)           732       (20,759)        3,871
Interest expense                                                                   2,438          1,701         7,958         4,812
                                                                            ------------- --------------  ------------ -------------
(Loss) from continuing operations before taxes                                   (13,279)          (969)      (28,717)         (941)
Income tax provision (benefit)                                                       220           (777)         (986)         (592)
                                                                            ------------  --------------  ------------ -------------
(Loss) from continuing operations                                                (13,499)          (192)      (27,731)         (349)
Income from discontinued operation, net of tax                                        --          2,552           848         5,527

Gain on sale of discontinued operation, net of tax                                    --             --         3,899            --
Extraordinary income - write-off of negative goodwill                               (154)            --        13,053            --
                                                                            ------------- --------------   ----------  -------------
Net (loss) income                                                               $(13,653)        $2,360       $(9,931)     $  5,178
                                                                            ============  ==============   ==========  =============

Basic income (loss) per common share:
   From continuing operations                                                   $  (0.89)       $ (0.03)      $ (2.59)     $  (0.06)
   From discontinued operation                                                        --           0.36          0.08          0.78
   From gain on sale of discontinued operation                                        --             --          0.36            --
   From extraordinary income - write-off of negative goodwill                      (0.01)            --          1.22            --
                                                                            ------------  -------------   ----------- -------------
   Net (loss) income                                                            $  (0.90)       $  0.33       $ (0.93)     $   0.72
                                                                            ============  =============   =========== =============

Diluted income (loss) per common share:
   From continuing operations                                                   $  (0.89)       $ (0.03)      $ (2.59)     $  (0.06)
   From discontinued operation                                                        --           0.36          0.08          0.78
   From gain on sale of discontinued operation                                        --             --          0.36            --
   From extraordinary income - write-off of negative goodwill                      (0.01)            --          1.22            --
                                                                            ------------  -------------   ----------- -------------
   Net (loss) income                                                            $  (0.90)       $  0.33       $ (0.93)     $   0.72
                                                                            ============  =============   =========== =============

Weighted average common shares               Basic                                15,256          7,106        10,714         7,106
                                                                            ============  =============   =========== =============
                                             Diluted                              15,256          7,106        10,714         7,106
                                                                            ============  =============   =========== =============

Note:  Prior year amounts have been reclassified to reflect the Heavy Duty OEM business s a discontinued operaion. Table 1 of 3

                                  Table 1 of 3
                                        7

                                               PROLIANCE INTERNATIONAL, INC.
                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                                      (IN THOUSANDS)

                                           DECEMBER 31, 2005  DECEMBER 31, 2004
                                           -----------------  ------------------

Cash and cash equivalents                           $ 4,566            $  297
Accounts receivable, net                             58,296            34,429
Inventories, net                                    121,050            71,211
Other current assets                                  4,955             4,198
Discontinued operation current assets                    --            11,403
Net property, plant and equipment                    20,333            16,135
Other assets                                          8,139             5,621
Discontinued operation non-current assets                --             6,565
                                           -----------------  ----------------
Total assets                                       $217,339          $149,859
                                           =================  ================

Accounts payable                                    $50,956           $26,647
Accrued liabilities                                  29,702            17,453
Discontinued operation current liabilities               --             8,176
Total debt                                           41,933            44,024
Other long-term liabilities                           7,499             6,724
Stockholders' equity                                 87,249            46,835
                                           -----------------  ----------------
Total liabilities and stockholders' equity         $217,339          $149,859
                                           =================  ================

 Note:  December 31, 2004 amounts reflect reclassification of the Heavy Duty OEM business as a discontinued operation.

                                  Table 2 of 3

                                       8

                          PROLIANCE INTERNATIONAL, INC.
                            SUPPLEMENTARY INFORMATION
                                 (IN THOUSANDS)

                                                                            THREE MONTHS                    TWELVE MONTHS
                                                                         ENDED DECEMBER 31,              ENDED DECEMBER 31,
                                                                     ----------------------------    ----------------------------
                                                                         2005           2004             2005           2004
                                                                     -------------  -------------    -------------  -------------

SEGMENT DATA:
Net sales:
Domestic                                                                 $ 66,616        $50,593         $265,241       $218,433
International                                                              20,999             --           31,597             --
                                                                     -------------  -------------    -------------  -------------
     Total net sales                                                     $ 87,615        $50,593         $296,838       $218,433
                                                                     =============  =============    =============  =============

Operating (loss) income from continuing operations:
Domestic                                                                  $(9,109)        $3,524         $ (8,241)      $ 11,716
Restructuring and other special charges                                      (743)            --           (4,024)            --
                                                                     -------------  -------------    -------------  -------------
     Domestic total                                                        (9,852)         3,524          (12,265)        11,716
                                                                     -------------  -------------    -------------  -------------
 nternational                                                               1,206             --            1,626             --
Restructuring and other special charges                                      (163)            --             (256)            --
                                                                     -------------  -------------    -------------  -------------
    International total                                                     1,043             --            1,370             --
                                                                     -------------  -------------    -------------  -------------
Corporate expenses                                                         (2,032)        (2,792)          (9,864)        (7,845)
                                                                     -------------  -------------    -------------  -------------
    Total operating (loss) income from continuing
     operations                                                          $(10,841)         $ 732        $ (20,759)       $ 3,871
                                                                     =============  =============    =============  =============

CAPITAL EXPENDITURES, NET                                                 $ 2,023         $  478        $    7991         $ 2994
                                                                     =============  =============   =============   =============

Note:  Prior year amounts have been reclassified to reflect the Heavy Duty OEM business as a discontinued operation.

                                  Table 3 of 3
                                       END